Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-43552 on Form N-1A of our reports dated July 28, 2010, relating to the financial statements and financial highlights of BlackRock Short-Term Bond Fund of BlackRock Short-Term Bond Series, Inc. (the “Fund”) and of Short-Term Bond Master Portfolio of Short-Term Bond Master LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended May 31, 2010. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 27, 2010